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                                                                    EXHIBIT 10.1

                              DOMINION HOMES, INC.
                             STOCK OPTION AGREEMENT
                     (Directors' Nonqualified Stock Option)

        Dominion Homes, Inc., an Ohio corporation (the "Company"), hereby grants an option (this "Option") to purchase its common shares, without par value (the "Shares"), to the Optionee named below. The terms and conditions of this Option are set forth in this Agreement (which includes this cover sheet), in the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan (the "Plan") and in the Plan prospectus. Copies of the Plan and the Plan prospectus are attached.

Option Grant Date:  May 7, 2003

Name of Optionee:  Pete A. Klisares

Optionee's Social Security Number:  ###-##-####

Number of Shares Covered by Option:  2,500

Exercise Price per Share: $17.34, which is intended to be not less than 100 percent of the Fair Market Value of the Shares on the Option Grant Date.

Vesting Schedule: Subject to all of the terms and conditions set forth in this Agreement and the Plan, your right to purchase Shares under this Option is immediately vested.

        By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described in this Agreement and in the Plan.

Optionee:        /s/ Pete A. Klisares
               -------------------------
                   Pete A. Klisares

Company:  By:    /s/ Robert A. Meyer, Jr.

         Its:    Senior Vice President

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                              DOMINION HOMES, INC.
                             STOCK OPTION AGREEMENT
                     (Directors' Nonqualified Stock Option)

The Plan and                       The text of the Plan, as it may be amended
Other Agreements                   from time to time, is incorporated in this
                                   Agreement by reference. This Agreement (which includes the cover sheet) and the Plan constitute the entire understanding between you and the Company regarding this Option.
                                   Any prior agreements, commitments or
                                   negotiations concerning this Option are
                                   superseded. In the event that any provision in this Agreement conflicts with any term in the Plan, the term in the Plan shall be deemed controlling. Certain capitalized terms used in this Agreement are defined in the Plan.

Nonqualified Stock Option          This Option is not intended to qualify as an
                                   Incentive Stock Option under section 422 of the Code and shall be interpreted accordingly.

Vesting                            This Option may be exercised at any time.

Term This Option will expire in any event at the close of business at Company headquarters on the day before the (ten) 10-year anniversary of the Option Grant Date, as shown on the cover sheet. This Option will expire earlier if your directorship ("Service") Terminates, as described below.

Regular Termination                If your Service Terminates for any reason,
                                   other than because of your death or
                                   Disability or because you were Terminated for Cause, then this Option will expire at the close of business at the Company's headquarters on the ninetieth (90th) day after your Termination date (or, if earlier, the expiration date specified in the cover sheet).

Terminated for                     If your Service is Terminated for Cause, then
Cause                              this Option will immediately expire and you
                                   will immediately forfeit all rights to this Option.

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Death                              If your Service Terminates because of your
                                   death, this Option will expire at the close of business at the Company's headquarters on the date twelve (12) months after the date of death (or, if earlier, the expiration date specified in the cover sheet). Your estate or heirs may exercise this Option at any time during this period.

Disability                         If your Service Terminates because of your
                                   Disability, this Option will expire at the close of business at Company headquarters on the date twelve (12) months after your Termination date (or, if earlier, the expiration date specified in the cover sheet).

Notice of Exercise                 When you wish to exercise this Option, you
                                   must notify the Company by filing an
                                   appropriate "Notice of Exercise" form at the Company's headquarters. Your notice must specify how many Shares you wish to purchase
                                   (which may not be less than 100 Shares or, if smaller, the number of remaining Shares subject to this Option) and how your Shares should be registered (in your name only or in your and your spouse's names as joint tenants or as joint tenants with right of survivorship). Your notice will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

Form of Payment                    When you submit your notice of exercise, you
                                   must include payment of the Exercise Price per Share for the Shares you are purchasing.
                                   Payment may be made in cash, a cashier's check or a money order or, you may exercise this Option by tendering Shares you already have owned for at least six months and that have a fair market value equal to the Exercise Price per Share for the Shares you are purchasing.

Withholding Taxes                  You will not be allowed to exercise this
                                   Option unless you make acceptable
                                   arrangements to pay any withholding or other taxes that may be due as a result of the exercise of this Option or the sale of Shares acquired under this Option.

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Restrictions on Exercise and       By signing this Agreement, you agree not to
Resale exercise this Option or sell any Shares acquired under this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which shall not exceed one hundred eighty (180) days in length, during which this Option shall not be exercisable if the Committee determines in its sole discretion that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the Vesting Schedule set forth on the cover page other than to limit the periods during which this Option shall be exercisable.

Transfer of Option                 Prior to your death, only you may exercise
                                   this Option and you may not transfer or
                                   assign this Option except to the Company. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will and, if the Company agrees, you may transfer this Option to a revocable trust for the benefit or your family or to a charitable organization but only if you contact the Company before this transfer is made.
                                   Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in this Option in any other way.

No Rights to Continue as           Neither this Option nor this Agreement gives
Director                           you the right to continue as a Company
                                   director.

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No Shareholder Rights              Neither you, nor your estate or heirs, shall
                                   have any rights as a shareholder of the
                                   Company until this Option has been exercised and a certificate for the Shares being acquired has been issued. No adjustments will be made for dividends or other rights if the applicable record date occurs before the certificate for the Shares is issued, except as described in the Plan.

Adjustments                        The Committee may adjust the number of Shares
                                   covered by this Option and the Exercise Price per Share under certain circumstances as provided in the Plan. Notwithstanding anything to the contrary contained in this Agreement, this Option (and the vesting thereof) shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company becomes subject to such corporate activity.

Applicable Law                     This Agreement shall be interpreted and
                                   enforced under the laws of the State of Ohio.

        By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

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